As filed with the Securities and Exchange Commission on May 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYCOM SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0957485
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 W. Memorial Road Oklahoma City, Oklahoma	73142
(Address of Principal Executive Offices)	(Zip Code)

Paycom Software, Inc. 2014 Long-Term Incentive Plan

Paycom Software, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Craig E. Boelte

Chief Financial Officer

Paycom Software, Inc.

7501 W. Memorial Road

Oklahoma City, Oklahoma 73142

(Name and address of agent for service)

(405) 722-6900

(Telephone number, including area code, of agent for service)

with copies of communications to:

Greg R. Samuel

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Fax: (214) 200-0577

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (4)
Common Stock, par value $0.01 per share
- To be issued under the 2014 Long-Term Incentive Plan	3,850,000(2)	$32.42	$124,817,000	$14,503.74
- To be purchased under the Employee Stock Purchase Plan	2,000,000(3)	$32.42	$64,840,000	$7,534.41
Total	5,850,000	$32.42	$189,657,000	$22,038.15

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock, par value $0.01 per share (“Common Stock”), as may be issued in connection with stock splits, stock dividends or similar transactions.
(2)	The Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “Incentive Plan”) authorizes the issuance of up to 11,350,881 shares of Common Stock to eligible participants. The 3,850,000 shares of Common Stock being registered hereunder represent the approximate number shares of Common Stock that remain available for issuance under the Incentive Plan.
(3)	The Paycom Software, Inc. Employee Stock Purchase Plan (the “ESPP”) authorizes the purchase of up to 2,000,000 shares of Common Stock by eligible participants, all of which are being registered hereunder.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The price for the shares of Common Stock being registered hereunder is based upon the average of the high and low prices per share of Paycom Software, Inc.’s common stock on the New York Stock Exchange on May 6, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed by Paycom Software, Inc. (the “Company,” “we,” “our” or “us”) with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on February 26, 2015;

(b)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on May 13, 2015;

(c)	Our Current Report on Form 8-K dated March 6, 2015, filed with the Commission on March 12, 2015;

(d)	Our Current Report on Form 8-K dated March 10, 2015, filed with the Commission on March 17, 2015;

(e)	Our Current Report on Form 8-K dated March 25, 2015, filed with the Commission on March 30, 2015;

(f)	Our Current Report on Form 8-K dated May 5, 2015, filed with the Commission on May 8, 2015; and

(g)	The description of our Common Stock, which is contained in our prospectus filed on January 15, 2015 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-201248).

All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees, fiduciaries and other agents to the fullest extent permitted by the Delaware General Corporation Law.

We have entered and intend to continue to enter into indemnification agreements with our directors which, subject to certain exceptions, require us to indemnify such persons to the fullest extent permitted by applicable law, including indemnification against certain expenses, including attorneys’ fees, judgments, fines or penalties or other amounts paid in settlement in connection with any legal proceedings to which the director was or is, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee, fiduciary or other agent of the Company or was serving as a director, officer, employee or other agent of another corporation, company, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise at the express written request of the Company, provided that such director acted in good faith and in a manner that the director reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, in a manner in which such person would have had no reasonable cause to believe his conduct was unlawful. Subject to certain limitations, these indemnification agreements also require us to advance expenses to our directors in advance of the final disposition of any action or proceeding for which indemnification is required or permitted.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Paycom Software, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.2	Bylaws of Paycom Software, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.3	Paycom Software, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.4	Form of Restricted Stock Award Agreement (Post-IPO) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.5	Form of Restricted Stock Award Agreement for Non-Executives (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.6	Form of Restricted Stock Award Agreement for Executives with Employment Agreements (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.7	Form of Restricted Stock Award Agreement for Chief Executive Officer (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

Exhibit No.	Description

4.8	Form of Incentive Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 25, 2015, filed with the Commission on March 30, 2015).

4.9	Form of Nonqualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 25, 2015, filed with the Commission on March 30, 2015).

4.10	Paycom Software, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2015, filed with the Commission on May 8, 2015).

4.11	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.12	Amended and Restated Stockholders’ Agreement by and among Paycom Software, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.13	Registration Rights Agreement by and among Paycom Software, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.14	Joinder to Amended and Restated Stockholders Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

4.15	Joinder to Amended and Restated Stockholders Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

4.16	Joinder to Registration Rights Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

5.1*	Legal Opinion of Haynes and Boone, LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Filed herewith.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 13th day of May, 2015.

PAYCOM SOFTWARE, INC.

By:	/s/ Chad Richison
Chad Richison
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Chad Richison or Craig E. Boelte, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated and on the 13th day of May, 2015.

Signature	Title

/s/ Chad Richison	Chief Executive Officer and Director
Chad Richison	(Principal Executive Officer)

/s/ Craig E. Boelte	Chief Financial Officer
Craig E. Boelte	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jason D. Clark	Director
Jason D. Clark

/s/ Robert J. Levenson	Director
Robert J. Levenson

/s/ Rob Minicucci	Chairman of the Board
Rob Minicucci

/s/ Conner Mulvee	Director
Conner Mulvee

/s/ Frederick C. Peters II	Director
Frederick C. Peters II

/s/ Sanjay Swani	Director
Sanjay Swani

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Paycom Software, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.2	Bylaws of Paycom Software, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.3	Paycom Software, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.4	Form of Restricted Stock Award Agreement (Post-IPO) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.5	Form of Restricted Stock Award Agreement for Non-Executives (incorporated by reference to Exhibit 10.4 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.6	Form of Restricted Stock Award Agreement for Executives with Employment Agreements (incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.7	Form of Restricted Stock Award Agreement for Chief Executive Officer (incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.8	Form of Incentive Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 25, 2015, filed with the Commission on March 30, 2015).

4.9	Form of Nonqualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 25, 2015, filed with the Commission on March 30, 2015).

4.10	Paycom Software, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 5, 2015, filed with the Commission on May 8, 2015).

4.11	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1 dated March 31, 2014, filed with the Commission on March 31, 2014).

4.12	Amended and Restated Stockholders’ Agreement by and among Paycom Software, Inc. and each of the signatories thereto, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.13	Registration Rights Agreement by and among Paycom Software, Inc. and each of the signatories thereto (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 dated March 10, 2014, filed with the Commission on March 10, 2014).

4.14	Joinder to Amended and Restated Stockholders Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

4.15	Joinder to Amended and Restated Stockholders Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

4.16	Joinder to Registration Rights Agreement, by and among Paycom Software, Inc. and each of the signatories thereto, dated as of March 6, 2015 (incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 13, 2015).

Exhibit No.	Description

5.1*	Legal Opinion of Haynes and Boone, LLP.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in signature page).

*	Filed herewith.